Exhibit 4.6

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), AND (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE DATE THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND THE ORIGINAL ISSUE DATE HEREOF (SUCH PERIOD, THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD”), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO PERSONS WHO ARE NOT U.S. PERSONS WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S, (E) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (F) ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) AND (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED FOLLOWING THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, OF ANY PLAN, ACCOUNT OR OTHER

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ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE PURCHASE AND HOLDING OF THIS SECURITY BY SUCH HOLDER WILL NOT CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF AND IN THIS CERTIFICATE.

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REYNOLDS AMERICAN INC.

8.125% Senior Notes due 2019

Certificate No. [ ]	$[ ]
Dated: July 15, 2015 (the “Issue Date”)	CUSIP No. U8001F AN5
ISIN USU8001FAN51

Reynolds American Inc., a North Carolina corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of [        ] ($[        ]) on June 23, 2019.

Interest Payment Dates: June 23 and December 23, commencing December 23, 2015.

Record Dates: June 8 and December 8.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same effect for all purposes as if set forth at this place.

Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: July 15, 2015

REYNOLDS AMERICAN INC.,
as Issuer

By:
Name:	Daniel A. Fawley
Title:	Senior Vice President and Treasurer

By:
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

Each of the undersigned hereby acknowledges its obligation as a Guarantor under the Indenture.

SANTA FE NATURAL TOBACCO COMPANY, INC.,
as Guarantor

By:
Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

R. J. REYNOLDS TOBACCO COMPANY, as Guarantor

By:
Name:	Daniel A. Fawley
Title:	Treasurer

2019 Regulation S Note Signature Page

R. J. REYNOLDS TOBACCO CO.,
as Guarantor

By:
Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

REYNOLDS INNOVATIONS INC., as Guarantor

By:
Name:	Daniel A. Fawley
Title:	Treasurer

CONWOOD HOLDINGS, INC., as Guarantor

By:
Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

AMERICAN SNUFF COMPANY, LLC, as Guarantor

By:
Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

2019 Regulation S Note Signature Page

ROSSWIL LLC,
as Guarantor

By:
Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

R.J. REYNOLDS TOBACCO HOLDINGS, INC., as Guarantor

By:
Name:	Daniel A. Fawley
Title:	Senior Vice President and Treasurer

R. J. REYNOLDS GLOBAL PRODUCTS, INC., as Guarantor

By:
Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

RAI SERVICES COMPANY, as Guarantor

By:
Name:	Daniel A. Fawley
Title:	Senior Vice President and Treasurer

2019 Regulation S Note Signature Page

REYNOLDS FINANCE COMPANY,
as Guarantor

By:
Name:	Caroline M. Price
Title:	President

2019 Regulation S Note Signature Page

(Trustee’s Certificate of Authentication)

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated: July 15, 2015

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Name:
Title:

2019 Regulation S Note Signature Page

[REVERSE OF NOTE]

8.125% Senior Notes due 2019

References herein to the “Notes” mean the Company’s 8.125% Senior Notes due 2019 and not to any other series. Other capitalized terms used, but not defined, herein shall have the meanings assigned to them in the Indenture and Schedule I attached hereto unless otherwise indicated.

1. Interest. (a) The Company promises to pay interest on the principal amount of this Note at 8.125% per annum from the date provided below until maturity and shall pay the additional interest, if any, in the applicable amount set forth in and pursuant to the terms and provisions of Section 2(d) of the Registration Rights Agreement referred to below (“Additional Interest”). Promptly after any change in the interest rate payable on this Note as provided in Section 2(d) of the Registration Rights Agreement, the Company shall provide the Trustee an Officers’ Certificate to the effect that the interest rate payable on the Note has changed in accordance with such section and setting forth the new interest rate payable on the Note and the effective date of such change, and shall provide notice of the same to Holders. The Trustee shall not be responsible for monitoring whether Additional Interest is payable pursuant to Section 2(d) of the Registration Rights Agreement. The Company shall pay interest and Additional Interest, if any, semi-annually, in arrears, on June 23 and December 23 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), except that, if the maturity date of the Note falls on a day that is not a Business Day, the Company will make the required payment of interest and principal on the immediately succeeding Business Day, as if it were made on the date the payment was due. This Note has been issued in exchange for a like aggregate principal amount of the 8.125% Senior Notes due June 23, 2019 originally issued by Lorillard Tobacco Company (the “Lorillard Tobacco Notes”). Interest on the Notes shall accrue from the most recent date on which interest has been paid on the Lorillard Tobacco Notes or, if no interest has been paid, from the date of issuance of the Lorillard Tobacco Notes. The first Interest Payment Date shall be December 23, 2015. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Interest will not accrue as a result of any postponed or delayed payment in accordance with this paragraph.

(b) The interest rate payable on the Notes shall be subject to adjustments from time to time if either Moody’s or S&P or, in either case, any Substitute Rating Agency thereof downgrades (or subsequently upgrades) the debt rating assigned to the Notes, in the manner described in this Section 1.

(c) If the rating from Moody’s (or any Substitute Rating Agency thereof) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase such that it shall equal the interest rate payable on the Notes on their Issue Date plus the percentage set forth opposite the ratings from the table below (plus Additional Interest, if any):

Moody’s Rating*	Percentage Points
Ba1	0.25
Ba2	0.50
Ba3	0.75
B1 or below	1.00

*	Including the equivalent ratings of any Substitute Rating Agency.

(d) If the rating from S&P (or any Substitute Rating Agency thereof) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase such that it shall equal the interest rate payable on the Notes on their Issue Date plus the percentage set forth opposite the ratings from the table below (plus Additional Interest, if any):

S&P Rating*	Percentage Points
BB+	0.25
BB	0.50
BB-	0.75
B+ or below	1.00

*	Including the equivalent ratings of any Substitute Rating Agency.

(e) If at any time the interest rate on the Notes has been adjusted upward and either Moody’s or S&P (or, in either case, a Substitute Rating Agency thereof), as the case may be, subsequently increases its rating of the Notes to any of the threshold ratings set forth above, the interest rate on the Notes shall be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on their Issue Date plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase (plus Additional Interest, if any). If Moody’s (or any Substitute Rating Agency thereof) subsequently increases its rating of the Notes to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher, and S&P (or any Substitute Rating Agency thereof) increases its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher the interest rate on the Notes shall be decreased to the interest rate payable on the Notes on their Issue Date (plus Additional Interest, if any). In addition, the interest rates on the Notes shall permanently cease to be subject to any adjustment described in subsections (c) and (d) above (notwithstanding any subsequent decrease in the ratings by either or both Rating Agencies) if the Notes become rated A3 and A- (or the equivalent of either such rating, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P (or, in either case, a Substitute Rating Agency thereof), respectively (or one of these ratings if the Notes are only rated by one Rating Agency).

(f) Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a Substitute Rating Agency thereof), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced to below the interest rate payable on their Issue Date or (2) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on their Issue Date (plus Additional Interest, if any).

(g) No adjustments in the interest rate of the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes. If at any time fewer than two Rating Agencies provide a rating of the Notes for a reason beyond the Company’s control, the Company shall use its commercially reasonable efforts to obtain a rating of the Notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables in subsections (c) and (d) above (1) such Substitute Rating Agency shall be substituted for the last Rating Agency to provide a rating of the Notes but which has since ceased to provide such rating, (2) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table in subsection (c) or (d) above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (3) the interest rate on the Notes shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on their Issue Date plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table in subsection (c) or (d) above (taking into account the provisions of clause (2) of this subsection) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency) (plus Additional Interest, if any). For so long as only one Rating Agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by the Rating Agency providing the rating shall be twice the percentage set forth in the applicable table in subsection (c) or (d) above. For so long as none of Moody’s, S&P or a Substitute Rating Agency provides a rating of the Notes for reasons within the Company’s control, the interest rate on the Notes shall increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes on their Issue Date (plus Additional Interest, if any).

(h) Any interest rate increase or decrease described above shall take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If Moody’s or S&P (or, in either case, a Substitute Rating Agency thereof) changes its rating of the Notes more than once during any particular interest period, the last change by such agency shall control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such rating agency’s action.

(i) Promptly after any change in the interest rate payable on the Notes as provided in this Section 1, the Company shall provide the Trustee an Officers’ Certificate to the effect that the interest rate payable on the Notes has changed in accordance with this provision and setting forth the amount of the related increase or decrease and the new interest rate payable on the Notes and setting forth the effective date of any change in the interest rate payable on the Notes and shall provide notice of the same to Holders. The Trustee shall not be responsible for monitoring the ratings of the Notes to determine whether there has been any increase or decrease in such rating or for calculating the new interest rate payable on the Notes in the event of any increase or decrease in the ratings of the Notes.

(j) If the interest rate payable on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, shall be deemed to include any such increased interest unless the context otherwise requires.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the June 8 and December 8 (whether or not a Business Day) immediately preceding the Interest Payment Date (except that interest payable at maturity of the Notes shall be paid to the same persons to whom principal of such Notes is payable), except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within the Borough of Manhattan of the City of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and, premium, if any, interest and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued the Notes under an Indenture dated as of May 31, 2006, as amended and supplemented, among the Company, as issuer, certain direct and indirect subsidiaries of the Company, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The terms of the Notes include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in Schedule I attached hereto. The Notes are subject to all such terms, and Holders are referred to the Indenture, the TIA and Schedule I for a statement of such terms.

5. Redemption at the Company’s Option. The Company may redeem all or a part of the Notes from time to time in accordance with Article 5 of the Indenture at a redemption price equal to the greater of:

(a) 100% of the principal amount of such Notes being redeemed, and

(b) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes being redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a yield equal to (1) the applicable Treasury Rate, plus (2) 10 basis points, plus, in each of case (a) and (b), accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

Notice of such optional redemption shall be mailed, by first class mail, at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations equal to or larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption (unless the Company shall default in the payment of the redemption price and accrued interest). All redemptions shall be effected pursuant to applicable depositary procedures.

6. Repurchase upon Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs with respect to the Notes, unless the Company has exercised its right to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase. Within 30 days following any Change of Control Repurchase Event, the Company will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflict. On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful (i) accept for payment all Notes or portions of Notes (in excess of $2,000 and in integral multiples of $1,000) properly tendered pursuant to the Company’s offer; (ii) deposit with the Paying Agent an amount equal to the aggregate repurchase price in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes properly tendered the repurchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000. The Company will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

7. No Sinking Fund. The Company shall not be required to make sinking fund payments with respect to the Notes.

8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented by the Company and Guarantors, each when authorized by a Board Resolution, with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding of all series affected by such amendment or supplement, voting as a single class, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding of all series affected by such Default or waiver of compliance, voting as a single class. Without the consent of any Holder of a Note, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may supplement the Indenture or the Notes: (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets; (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company; (c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection or benefit of the Holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture as therein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such amendment or supplement may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default; (d) to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any indenture supplemental thereto which may be defective or inconsistent with any other provision contained in the Indenture or in any indenture supplemental thereto; (e) to make such other provisions in regard to matters or questions arising under the Indenture or under any indenture supplemental thereto as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Notes in any material respect; (f) to establish the form or forms or terms of Securities of any series as permitted by the Indenture; (g) to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; (h) to provide for uncertificated Securities and to make all appropriate changes for such purpose; (i) to comply with the requirements of the TIA; and (j) to add additional Guarantors with respect to the Notes.

The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

11. Defaults and Remedies. Any of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) constitutes an “Event of Default” under the Indenture: (a) default in the payment of any installment of interest upon Securities of any series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or (b) default in the payment of all or any part of the principal on Securities of any series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or (c) default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of Securities of any series; or (d) default in the performance, or breach, of any covenant or agreement of the Company or the Guarantors in respect of Securities of any series (other than a covenant or agreement in respect of such Securities a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by first class mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Guarantors in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (f) the Company or any Restricted Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors; or (g) any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture), or any Guarantee is declared in a judicial proceeding to be null and void, or any Guarantor denies or disaffirms in writing its obligations under the terms of the Indenture or its Guarantee; or (h) at any time as such security is required by the terms of the Indenture, any Security Document shall cease to be in full force and effect or shall cease to give the Collateral Agent the liens or any of the material rights, powers and privileges purported to be created thereby in favor of the Collateral Agent and such default shall continue unremedied for a period of at least 30 days after written notice to the Company by the Collateral Agent; or (i) any other Event of Default provided in Schedule I or in this Note.

If an Event of Default described in clauses (a), (b), (c), (d) or (i) above (if the Event of Default under clause (d) or (i) is with respect to less than all series of Securities then outstanding) occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected series then outstanding under the Indenture (voting as a single class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of all Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or (i) (if the Event of Default under clauses (d) or (i), as the case may be, is with respect to all series of Securities then outstanding), (e), (f), (g) or (h) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then outstanding under the Indenture (treated as one class), by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of all the Securities then outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company or any Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of each such series (or of all the Securities, as the case may be) and the principal of any and all Securities of each such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of gross negligence or willful misconduct, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of each such series, or of all the Securities, in each case voting as a single class, then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities, and may otherwise deal with the Company, as if it were not the Trustee.

13. No Recourse Against Others. No director, officer, employee, incorporator or shareholder or controlling person of the Company or the Trustee, as such, shall have any liability for any obligations of the Company or the Trustee, respectively, under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent and in accordance with the Indenture.

15. Guarantees. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Subject to the terms of the Indenture, each Guarantor of the Indenture fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption, by repurchase, or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations of the Company under the Indenture, as provided in the Indenture. Reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders, and of the circumstances under which the Guarantees may be released.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

17. Additional Rights of Holders of Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of July 15, 2015, between the Company, the Guarantors listed on Schedule I thereto and the Dealer Managers named therein (the “Registration Rights Agreement”).

18. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers or both numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers or both numbers in notices to the Holders of the Notes as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice to the Holders of the Notes and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Reynolds American Inc.

401 North Main Street

Winston-Salem, North Carolina 27101

Facsimile: 336-741-5000

Attention: Treasurer

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.:

Please print the name and address including zip code of assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                      attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to the date which is the earlier of:

(1)	the date a registration statement in relation thereto is declared effective by the SEC; or

(2)	one year after the later of the Issue Date of this Note and the last date on which the Company or any affiliate of the Company was the owner of this Note (or any predecessor of such Note);

the undersigned confirms that (without utilizing any general solicitation or general advertising):

[Check One]

☐ (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule l44A thereunder.

☐ (b) this Note is being transferred in compliance with Rule 903 or 904 of Regulation S promulgated under the Securities Act of 1933.

or

☐ (c) this Note is being transferred other than in accordance with (a) or (b) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the registered holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Article II of the Indenture shall have been satisfied.

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

Transfer Notice – Page 1

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

Transfer Notice – Page 2

SCHEDULE I

REYNOLDS AMERICAN INC.

TERMS OF 3.500% SENIOR NOTES DUE 2016

2.300% SENIOR NOTES DUE 2017

8.125% SENIOR NOTES DUE 2019

6.875% SENIOR NOTES DUE 2020

3.750% SENIOR NOTES DUE 2023

8.125% SENIOR NOTES DUE 2040

7.000% SENIOR NOTES DUE 2041

Section 1.01 Designation of Notes. (a) The terms set forth in this Schedule I pertain to notes to be issued pursuant to that certain Indenture dated May 31, 2006, as amended and supplemented, by and among Reynolds American Inc. (the “Company”) as Issuer, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee, and certain Subsidiaries of the Company who have executed such Indenture or a supplement thereto as Guarantors (as so supplemented, the “Indenture”). The notes subject to these terms are (i) the Company’s 3.500% Senior Notes due 2016 in the original principal amount of $[ ] (CUSIP Number U8001F AL9; ISIN USU8001FAL95) (the “2016 Notes”), (ii) the Company’s 2.300% Senior Notes due 2017 in the original principal amount of $[ ] (CUSIP Number U8001F AM7; ISIN USU8001FAM78) (the “2017 Notes”), (iii) the Company’s 8.125% Senior Notes due 2019 in the original principal amount of $[ ] (CUSIP Number U8001F AN5; ISIN USU8001FAN51) (the “2019 Notes”), (iv) the Company’s 6.875% Senior Notes due 2020 in the original principal amount of $[ ] (CUSIP Number U8001F AP0; ISIN USU8001FAP00) (the “2020 Notes”), (v) the Company’s 3.750% Senior Notes due 2023 in the original principal amount of $[ ] (CUSIP Number U8001F AQ8; ISIN USU8001FAQ82) (the “2023 Notes”), (vi) the Company’s 8.125% Senior Notes due 2040 in the original principal amount of $[ ] (CUSIP Number U8001F AR6; ISIN USU8001FAR65) (the “2040 Notes”) and (vii) the Company’s 7.000% Senior Notes due 2041 in the original principal amount of $[ ] (CUSIP Number U8001F AS4; ISIN USU8001FAS49) (the “2041 Notes,” and collectively with the 2016 Notes, 2017 Notes, 2019 Notes, the 2020 Notes, the 2023 Notes and the 2040 Notes, the “Notes”).

(b) The 2016 Notes, 2017 Notes, 2019 Notes, the 2020 Notes, the 2023 Notes, the 2040 Notes and the 2041 Notes shall each be considered a separate series for all purposes of the Indenture.

Section 1.02 Initial Issuance. (a) The Notes are being issued by the Company pursuant to a Dealer Managers Agreement, dated June 11, 2015 among the Company, the guarantors listed on Schedule B thereto, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC. The Notes are being issued in exchange for a like aggregate principal amount of the 3.500% Senior Notes due 2016, 2.300% Senior Notes due 2017, 8.125% Senior Notes due June 23, 2019, 6.875% Senior Notes due 2020, 3.750% Senior Notes due 2023, 8.125% Senior Notes due 2040 and 7.000% Senior Notes due 2041 originally issued by Lorillard Tobacco Company and will not be registered under the Securities Act. The Notes will be issued (1) for Notes issued in reliance on Section 4(a)(2) of the Securities Act, only to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or (2) for Notes issued in accordance with Regulation S under the Securities Act, only outside the United States to persons other than U.S. persons (as defined in Rule 902 under the Securities Act) in reliance upon

Regulation S under the Securities Act. Each series of Notes shall be issued in the form of a permanent global note, with each such global note to be deposited with the Trustee, as Custodian for the Depository, duly executed by the Company, and authenticated by the Trustee as hereinafter provided. Each such global note may be represented by more than one certificate, if so required by the Depository’s rules regarding the maximum principal amount to be represented by a single certificate. The global notes representing the Notes are sometimes collectively herein referred to as the “Global Notes.” The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them.

(b) Denominations. The Notes shall be issuable only in fully registered form, without interest coupons, and only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Section 1.03. Depository; Custodian. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Notes. The Company initially appoints the Trustee to act as Custodian with respect to the Global Notes.

Section 1.04. Transfer and Exchange of Global Notes. Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, to a nominee of the Depository or to a successor Depository or such successor Depository’s nominee.

Section 1.05 Definitions. (a) Capitalized terms not defined in this Schedule I shall have the meanings set forth in the Indenture.

(b) As used herein and in the Notes, the following terms shall have the meanings set forth below:

“Below Investment Grade Rating Event” means, with respect to each series of Notes, the Notes of that series are downgraded by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) from a rating that is Investment Grade to a rating that is below Investment Grade.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any person other than the Company or one of its wholly owned subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person other than the Company or one of its wholly owned subsidiaries becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Voting Stock of the Company or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3) the consolidation of the Company with, or merger of the Company with or into, any person, or the consolidation of any person with, or merger with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; and

(4) the adoption of a plan relating to the Company’s liquidation or dissolution (other than its liquidation into a holding company newly formed in accordance with the following paragraph, provided that all claims and obligations of the Company are assumed by, and all assets are transferred to such holding company).

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (1) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (2) (a) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. As used in this paragraph and the definition of “Change of Control,” the term “person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act and the term “beneficial owner” has the meaning given thereto in Rules 13d-3 and 13d-5 promulgated under the Exchange Act.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means: (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations; or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, DTC as the Person appointed hereby as the Depository with respect to the Notes, or another Person appointed as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act, and any and all successors thereto appointed as Depository hereunder and having become such pursuant to the applicable provision of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Independent Investment Banker” means any of Citigroup Global Markets Inc. or J.P. Morgan Securities LLC, or, if both such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company pursuant to clause (2) of the definition of Rating Agency.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its credit ratings business.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, as the case may be.

“Reference Treasury Dealer” means: (1) Citigroup Global Markets Inc. or J.P. Morgan Securities LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute for such firm another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc., and any successor to its credit ratings business.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act for the classes of credit ratings described in clauses (i) through (v) of Section 3(a)(62)(B) of the Exchange Act selected by the Company (as certified by its Chief Executive Officer, Chief Financial Officer or Treasurer) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Securities Act” means the Securities Act of 1933, as amended.

“Treasury Rate” means, with respect to any redemption date: (1) the yield, under the heading which represents the average for the immediate preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.